Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement (Form S-8 No. 333-119109) and Registration Statement (Form S-8 No. 333-168908) pertaining to the Incentive Compensation Plan of Hornbeck Offshore Services, Inc.;
Registration Statement (Form S-8 No. 333-124698) pertaining to the Employee Stock Purchase Plan of Hornbeck Offshore Services, Inc.;
Registration Statement (Form S-4 No. 333-183777) of Hornbeck Offshore Services, Inc.; and
Registration Statement (Form S-3 No. 333-169672) and Registration Statement (Form S-3ASR No. 333-177796) of Hornbeck Offshore Services, Inc.;
of our reports dated February 28, 2014, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc., and the effectiveness of internal control over financial reporting of Hornbeck Offshore Services, Inc., included in this Annual Report (Form 10-K) of Hornbeck Offshore Services, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP
New Orleans, Louisiana
February 28, 2014